UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 3, 2021

SELECT ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38066	81-4561945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1233 West Loop South, Suite 1400

Houston, TX 77027

(Address of Principal Executive Offices)

(713) 235-9500

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value	WTTR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02.         Termination of a Material Definitive Agreement.

The information regarding the termination of the Employment Agreement of Holli C. Ladhani set forth in Item 5.02 below is incorporated by reference into this Item 1.02.

Item 5.02.         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

John D. Schmitz

On January 3, 2021, John D. Schmitz was appointed as Chief Executive Officer and President of Select Energy Services, Inc. (the “Company”). In connection with such appointments, Mr. Schmitz will remain a director and Chairman of the board of directors of the Company (the “Board”).

There are no arrangements or understandings between Mr. Schmitz and any other persons pursuant to which he was selected to serve as the Company’s Chief Executive Officer and President. There are no family relationships between Mr. Schmitz and any director or executive officer of the Company. The information required by Items 401(b), (d), (e) and 404(a) of Regulation S-K with respect to Mr. Schmitz is set forth in the Company’s Definitive Proxy Statement on Schedule 14A filed on March 27, 2020.

Mr. Schmitz will receive an annualized base compensation of $600,000. Other short-term incentive and long-term incentive awards will be determined by the Compensation Committee of the Board.

Holli C. Ladhani

On January 4, 2021, the Company announced that Holli C. Ladhani has departed the Company and will no longer serve as the Chief Executive Officer and President of the Company, or a member of the Board, effective January 3, 2021 (the “Separation Date”). Ms. Ladhani’s departure from the Company was not the result of any disagreement with the Company on any matter related to the Company’s operations, policies or practices.

Ms. Ladhani is eligible to receive the severance payments and benefits set forth in Section 7.1(b) of the Employment Agreement dated as of June 1, 2011 by and between Ms. Ladhani and Rockwater Energy Solutions, LLC, f/k/a Rockwater Energy Solutions, Inc. (“Rockwater”), which Employment Agreement was assigned by Rockwater to Select Energy Services, LLC pursuant to that certain First Amendment to Employment Agreement effective as of February 21, 2020 (the “First Amendment”), and which Employment Agreement was further amended by that certain letter agreement executed by Ms. Ladhani and dated May 15, 2020 (such Employment Agreement, as amended by the First Amendment and such letter agreement, the “Employment Agreement”). So long as Ms. Ladhani timely signs and returns (and does not exercise her revocation right set forth within) a release agreement substantially in the form of the Release Agreement contained as Appendix B to the Employment Agreement which was filed as Exhibit 10.18 to the Company's Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Securities and Exchange Commission on March 1, 2019, then Ms. Ladhani shall receive:

•	A severance payment equal to $3,225,000, less applicable taxes and withholdings (the “Separation Payment”), which Separation Payment will be paid in a lump sum on the date that is 60 days after the Separation Date;

•	A pro rata bonus payment for 2021, if any, to which she is entitled pursuant to the terms of Section 7.1(b)(A) of the Employment Agreement, which payment, if any, will be paid at the time set forth in Section 7.1(b)(A) of the Employment Agreement; and

•	During the portion, if any, of the eighteen (18)-month period following the Separation Date (the “Reimbursement Period”) that Ms. Ladhani elects to continue coverage for herself and her spouse and eligible dependents, if any, under the Select Energy Services, LLC group health plans pursuant to Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, Select Energy Services, LLC shall promptly reimburse or cause to be reimbursed to Ms. Ladhani on a monthly basis for the difference between the amount she pays to effect and continue such coverage and the employee contribution amount that active senior executive employees of the company pay for the same or similar coverage under such group health plans.

Item 7.01.	Regulation FD Disclosure.

On January 4, 2021, the Company issued a press release announcing the management changes described in this Current Report on Form 8-K. A copy of the Company’s press release covering such announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 7.01 (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any filings made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
99.1	Press Release dated January 4, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 4, 2021

SELECT ENERGY SERVICES, INC.

By:	/s/ Adam R. Law
Adam R. Law
Senior Vice President, General Counsel & Corporate Secretary